Exhibit 10.37
EXECUTION COPY
July 1, 2011
Bluestem Brands, Inc.
6509 Flying Cloud Drive
Eden Prairie, Minnesota 55344
Attn: Chief Financial Officer
Ladies and Gentlemen:
     Reference is made to that certain Securities Purchase Agreement, dated as of March 23, 2006, as amended by that certain letter agreement dated as of June 21, 2007, that certain letter agreement dated as of May 15, 2008, that certain letter agreement dated as of July 31, 2009 and that certain letter agreement dated as of August 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), between Bluestem Brands, Inc. (formerly known as Fingerhut Direct Marketing, Inc.), a Delaware corporation (the “Company”), and the purchasers named on the Purchaser Schedule attached thereto (the “Purchasers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.
     The Company has requested that the Purchasers amend the Purchase Agreement pursuant to the terms and conditions set forth herein;
     Subject to the terms and conditions hereof, and effective upon the satisfaction of the conditions set forth herein, the Purchasers are willing to agree to such request. Accordingly, and in accordance with the provisions of paragraph 12C of the Purchase Agreement, the parties hereto agree as follows:
     SECTION 1. Amendments to the Purchase Agreement. Upon the Effective Date, each Purchaser and the Company agree that the Purchase Agreement shall be amended as follows:
     1.1 Amendment to clause (x) of paragraph 6C. Clause (x) of paragraph 6C is amended in its entirety to read as follows:
     (x) investments received or loans or advances made in connection with the dispositions of assets permitted by paragraph 6E including pursuant to installment contracts or similar arrangements in connection with dispositions permitted under clause (xi) of paragraph 6E (provided that the aggregate amount of such investments pursuant to installment contracts or similar arrangements in connection with dispositions permitted under clause (xi) of paragraph 6E shall not exceed $10,000,000 in the aggregate at any time outstanding);”

     1.2 Amendment to paragraph 6E. Paragraph 6E is hereby amended by (i) moving the “and” at the end of clause (ix) to the end of clause (x) and (ii) adding the following new clause (xi) at the end thereof:
     “(xi) with respect to the Company and any Subsidiary other than Bluestem SPV, sales of inventory pursuant to installment contracts or similar arrangements with consumers and/or employers of consumers in connection with voluntary benefit programs and payroll deduction plans used to purchase general merchandise and services;”
     SECTION 2. Amendments to the Transaction Documents.
          (a) Upon the Effective Date, each Purchaser and the Company agree that, if US Bank shall change any account number held at US Bank that is referenced in the Transaction Documents, such account shall be deemed to refer to such new account number, immediately upon notice thereof to the Subordinated Collateral Agent.
          (b) In connection with any change to the account number of any one or more accounts held at US Bank, the Company, as grantor, hereby authorizes (i) the amendment of the related control agreement and (ii) the filing of such amendments to financing statements, as, in each case, the Subordinated Collateral Agent may determine are necessary or advisable to perfect (or maintain) any security interest granted to the Subordinated Collateral Agent in such account, under any Security Document.
     SECTION 3. Representations and Warranties. The Company represents and warrants to the Purchasers that, after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Purchase Agreement is true and correct as of the date of the execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (b) no Event of Default or Default exists, and (c) neither the Company nor any of its Subsidiaries have paid or agreed to pay, nor will pay or agree to pay, any fees or other compensation with respect to the amendments to the Servicing Agreement, Holdings Letter Agreement, SPV Security Agreement or Credit Agreement referred to in Section 4(ii) hereof (other than reimbursement of costs and expenses as required under such documentation).
     SECTION 4. Effectiveness. The amendments and/or consents described in Sections 1 and 2 above shall become effective upon the date (the “Effective Date”) the Required Holder(s) have received the following documents:
     (i) a counterpart of this letter agreement duly executed by the Company; and
     (ii) fully executed copies of an amendment or consent to the Servicing Agreement, Holdings Letter Agreement, SPV Security Agreement and an amendment to the Credit Agreement, in form and substance satisfactory to the

Required Holder(s), and all conditions precedent to the effectiveness of such amendments.
     SECTION 5. Reference to and Effect on Purchase Agreement. Upon the effectiveness of this letter agreement, each reference in the Purchase Agreement or any other document, instrument or agreement to the “Purchase Agreement” shall mean and be a reference to the Purchase Agreement as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically stated in Sections 1 and 2 of this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Purchase Agreement or any Subordinated Note, (b) operate as a waiver of any other Default or Event of Default or as a waiver of any right, power or remedy of any holder of the Subordinated Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Subordinated Note Agreement or any Subordinated Note at any time. The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that any holder of the Subordinated Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Purchase Agreement in the future, whether or not under similar circumstances.
     SECTION 6. Expenses. The Company hereby confirms its obligations under the Purchase Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the Purchasers, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by the Purchasers in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Company under this Section 6 shall survive transfer by the Purchasers of any Subordinated Note and payment of any Subordinated Note.
     SECTION 7. Consent to Amendments or Consents to the Credit Agreement and the Servicing Agreement, Holdings Letter Agreement and SPV Security Agreement. By their execution of this letter agreement, the Purchasers hereby consent (to the extent required) to the execution and delivery by the Company of amendments to each of the Credit Agreement and the Servicing Agreement, Holdings Letter Agreement and SPV Security Agreement, which are substantially similar to the amendments set forth herein, and this letter agreement shall constitute proper notice under the Transaction Documents (to the extent required) with respect to such amendments.
     SECTION 8. Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER AGREEMENT TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

     SECTION 9. Counterparts; Section Titles. This letter agreement may be executed via facsimile or electronic transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Very truly yours, PRUDENTIAL CAPITAL PARTNERS II, L.P.
By:	Stetson Street Partners, L.P.,

By:	/s/ David Quackenbush
Vice President

PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND II, L.P.
By:	Mulberry Street Holdings, LLC,
its general partner

By:	Prudential Investment Management, Inc.,
its managing member

By:	/s/ David Quackenbush
Vice President

PRUDENTIAL CAPITAL PARTNERS (PARALLEL FUND) II, L.P.
By:	Stetson Street Partners, L.P.,
its general partner

By:	/s/ David Quackenbush
Vice President

AGREED AND ACCEPTED

BLUESTEM BRANDS, INC.

By:	/s/ Mark P. Wagener Title: Executive Vice President & CFO